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                                                                    Exhibit 10.1

                      NON-COMPETITION AND VOTING AGREEMENT

      This Non-Competition Agreement and Voting Agreement ("NON-COMPETITION AGREEMENT"), dated as of July 14, 2005, is made by and among Glacier Bancorp, Inc. ("GLACIER") First Security Bank of Missoula, ("FSB-MISSOULA"); Thompson Falls Holding Co. ("TFHC"); First State Bank ("FSB-THOMPSON FALLS"); and Robert
T. Baxter and Robert Fletcher, each of whom is a director, officer and controlling shareholder of TFHC and the FSB-Thompson Falls.

                                    RECITALS

A. Glacier, TFHC, FSB-Missoula, and FSB-Thompson Falls have entered into a Plan and Agreement of Merger (the "MERGER AGREEMENT") dated as of the date hereof, pursuant to which TFHC will merge with and into Glacier and FSB-Thompson Falls will merge with and into FSB-Missoula (the "TRANSACTION").

B. The parties to this Non-Competition Agreement believe that the future success and profitability of FSB-Missoula and Glacier in Sanders County, Montana, following the Transaction require that neither Robert T. Baxter nor Robert Fletcher be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Transaction and/or termination of his status as a consultant to FSB-Missoula.

                                    AGREEMENT

      In consideration of the parties' performance under the Merger Agreement, the parties agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition
      Agreement:

      a. Combined Entity. "COMBINED ENTITY" means Glacier and FSB-Missoula, after giving effect to the Transaction.

      b. Competing Business. "COMPETING BUSINESS" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with the Combined Entity or any of its subsidiaries or affiliates.

      c.    Covered Area. "COVERED AREA" means Sanders County, Montana.

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      d.    Term. "TERM" means the period of time beginning on the Effective
            Date and ending on the later of (i) three years after the Effective Date or (ii) two years following termination of status as a consultant to FSB-Missoula.

2. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 5 or 6, during the Term neither Robert T. Baxter nor Robert Fletcher may become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3. NO SOLICITATION. During the Term, neither Robert T. Baxter nor Robert Fletcher may, directly or indirectly, solicit or attempt to solicit (a) any employees of the Combined Entity or any of its subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Combined Entity or its subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, neither Robert T. Baxter nor Robert Fletcher will disclose any confidential information of the Combined Entity or its subsidiaries or affiliates obtained by him regarding the Combined Entity except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents Robert T. Baxter or Robert Fletcher from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder (including the pre-opening phases in the formation of a Competing Business), employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area.

6. PASSIVE INTEREST. Notwithstanding anything to the contrary contained herein, nothing in this Non-Competition Agreement shall prevent Robert T. Baxter or Robert Fletcher from owning 5% or less of any class of security of a Competing Business.

7. VOTING AND OTHER MATTERS. Each of Robert T. Baxter and Robert Fletcher will vote or cause to be voted all shares of TFHC's common stock that he beneficially owns, with power to vote or direct the voting (the "SHARES"), in favor of approval of the Merger Agreement and the Transaction.

8. NO TRANSFER. Until the earlier of the consummation of the Transaction or the termination of the Merger Agreement, neither Robert Fletcher nor Robert T. Baxter will sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of TFHC in connection with

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      TFHC's shareholders' meeting at which the Transaction is presented for shareholder approval) any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to Glacier embodying the benefits and rights contained in this Non-Competition Agreement.

9. REMEDIES. Any breach of this Non-Competition Agreement by Robert T. Baxter or Robert Fletcher will entitle the Combined Entity, together with its successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

10. GOVERNING LAW AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Montana. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

11. INDIVIDUAL OBLIGATIONS. The obligations of each of Robert T. Baxter or Robert Fletcher under this Non-Competition Agreement are intended to be several and not joint.

12. COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

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This Noncompetition and Voting Agreement is signed as of July 14, 2005:

GLACIER BANCORP, INC.                     THOMPSON FALLS HOLDING CO.

By /s/ Michael J. Blodnick                By      /s/ Robert T. Baxter
  -----------------------------------        ----------------------------------
  Michael J. Blodnick                        Robert T. Baxter
  President & Chief Executive Officer        President & Chief Executive Officer

FIRST SECURITY BANK OF MISSOULA           FIRST STATE BANK

By   /w/ William L. Bouchee               By      /s/ Robert T. Baxter
   ----------------------------------        -----------------------------------
   Chief Executive Officer                   Robert T. Baxter
                                             President & Chief Executive Officer

  /s/ Robert T. Baxter                       /s/ Robert Fletcher
-------------------------------------     --------------------------------------
Robert T. Baxter                          Robert Fletcher

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